                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     Seiler Pollution Control System, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                     SEILER POLLUTION CONTROL SYSTEMS, INC.

                       555 METRO PLACE NORTH, SUITE 100

                          DUBLIN, OHIO U.S.A.  43017






                                                                October 10, 1997



Dear Stockholder:


     You are cordially invited to attend the annual meeting of stockholders, which will be held in Columbus, Ohio, on Wednesday, November 12, 1997. By attending the meeting, you will have an opportunity to hear a report on the operations of your Company and to meet your directors and executives.



     The enclosed notice of the meeting and proxy statement describe the matters to be acted upon at the meeting, including the election of directors, approval of amending the Company's certificate of incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 35,000,000 shares, ratification of the appointment of auditors, and transaction of such other business as may properly come before the meeting.



     Please read the proxy statement, then complete, sign and return your proxy in the enclosed envelope. Your vote is important.



                                         Sincerely,


                                         /s/ Werner Heim
                                         Werner Heim
                                         Chairman of the Board and President

                    SEILER POLLUTION CONTROL SYSTEMS, INC.

           ---------------------------------------------------------

                    NOTICE OF ANNUAL STOCKHOLDERS' MEETING

           ---------------------------------------------------------


                                                            October 10, 1997



TO THE HOLDERS OF SHARES OF COMMON STOCK:

NOTICE IS HEREBY GIVEN that pursuant to the call by its Directors the regular annual meeting of stockholders of Seiler Pollution Control Systems, Inc. will be held at the Columbus Marriott North located at 6500 Doubletree Avenue, Columbus, Ohio, on Wednesday, November 12, 1997, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters.


1. Election of Directors. To elect the four nominees listed in the Proxy Statement dated October 10, 1997, as directors.



2. Approval of amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 35,000,000 shares.



3. Ratification of the Board of Directors' action of the selection of Schneider Downs & Co., Inc. as independent auditor for the fiscal year ending March 31, 1998.



4. Transaction of such other business as may properly come before the Meeting or any adjournment or postponement thereof.



                              By order of the Board of Directors



                              /s/ Werner Heim
                              Werner Heim
                              Chairman of the Board and President



WE URGE YOU TO MARK, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. ALSO, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING BY SUBMITTING A LATER SIGNED PROXY OR UPON WRITTEN NOTIFICATION TO THE PRESIDENT.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                PROXY STATEMENT




                    SEILER POLLUTION CONTROL SYSTEMS, INC.
                       555 Metro Place North, Suite 100
                          Dublin, Ohio U.S.A.  43017




     This Proxy Statement is being furnished by Seiler Pollution Control Systems, Inc. (the "Company"), a Delaware corporation, to its stockholders in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on November 12, 1997, (the "Meeting"), at the Columbus Marriott North located at 6500 Doubletree Avenue, Columbus, Ohio, and at any postponement or adjournments thereof.



     In the course of discussions in this Proxy Statement of recommendations and solicitations of votes, the term "Management" refers to the Board of Directors of the Company, unless otherwise required by the context.



     The approximate date on which this Proxy Statement is first being sent or given to stockholders is October 14, 1997.



     A COPY OF FORM 10-K (ANNUAL REPORT) FOR THE FISCAL YEAR ENDED MARCH 31, 1997, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY ACCOMPANIES THE PROXY STATEMENT.


Voting, Proxy Solicitation and Revocation


     Your proxy is solicited by the Board of Directors of the Company for use at the Meeting.



     If the enclosed proxy is properly executed and returned prior to or at the Meeting, and is not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting as specified in the proxy by the persons designated therein. If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted "FOR" the election of the nominees as directors and "FOR" ratification of the auditor. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting, but will not be considered as votes cast with respect to any matter as to which the abstention or non-vote is indicated. The solicitation of proxies will be by mail, but proxies may also be solicited by telephone, telegraph or in person by officers and other employees of the Company. The entire cost of this solicitation will be borne by the Company. Should the Company, in order to solicit proxies, request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the proxies and proxy material to the beneficial owners of such shares. A stockholder may revoke his proxy by a later proxy or by delivery of notice of revocation to the President, in writing, at any time prior to the date and time of meeting or in open meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

Shares Entitled to Vote


     The Board of Directors has fixed the close of business on October 7, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on such date, there were outstanding and entitled to vote at the Meeting 21,147,188 shares of Common Stock, par value $.0001 per share. Each outstanding share is entitled to one vote at the Meeting for all items set forth in the Notice. Cumulative voting for the nominees for director is not permitted.


Principal Beneficial Owners of Common Stock


     As of the October 7, 1997, record date, the following person was the only person or group of persons known to the Company to be the beneficial owner of more than five percent of the Company's common stock. Such person has beneficial ownership of the shares and has sole voting power and sole investment power with respect to the number of shares beneficially owned.





Name and Address of                          Amount and Nature of                         Percent
Beneficial Owner                             Beneficial Ownership                       of Class (1)
------------------                         -------------------------                 ----------------
PTI Management AG (2)
Witikoenstrasse 311B                              1,450,000                                6.8%
CH-8053
Zurich, Switzerland
---------------------------

(1) On the basis of 21,147,188 shares outstanding on October 7, 1997, the record date.



(2) PTI Management AG is a Swiss corporation whose shares are issued solely in bearer name. Werner Heim, Chairman of the Company's Board of Directors and President of the Company, is a "control" person of PTI Management AG, but he disclaims beneficial ownership of any such shares.



     In addition, the only other record holder known by the Company to hold more than five percent of the Company's Common Stock is Cede & Co., P.O. Box 20, Bowling Green Station, New York, New York 10004. As of the record date Cede & Co. held a total of 19,009,371 shares of the Company's Common Stock, which represented 89.9 % of the total number of shares outstanding. Cede & Co. is a nominee of the Depository Trust Company, which held such shares of record on behalf of various of its customers. The names of the beneficial owners of the shares held by those stockholders are unknown to Management.

                               PROPOSAL NUMBER 1



                             Election of Directors



     The Directors are elected annually by the stockholders of the Company. The Certificate of Incorporation of the Company provides that the number of Directors authorized to serve until the next annual meeting of stockholders shall be the number established in the Company's Bylaws. The Bylaws provide that the Board of Directors by resolution shall fix the number of directors. In accordance with the Bylaws, the Board has fixed the number of directors at four. In accordance therewith, a total of four persons have been designated by the Board as nominees for election at the Meeting and are being presented to the stockholders for election. The directors to be elected at the Meeting shall be determined by a plurality vote of the shares represented in person or by proxy and entitled to vote at the Meeting.


          The Bylaws of the Company permit the Board of Directors by a majority vote, between annual meetings of the stockholders, to increase the number of directors and to appoint qualified persons to fill the vacancies created thereby.


     The persons named below are being proposed as nominees for election as directors for the term expiring at the next annual meeting to be held in 1998, and until their successors are elected and qualify. Each person is currently a director of the Company. The persons named in the enclosed proxy intend to vote for such nominees for election as directors, but if the nominees should be unable to serve, proxies will be voted for such substitute nominees as shall be designated by the Board of Directors to replace such nominees. It is believed that each nominee will be available for election. The names of the nominees for election and certain information as to each of them are as follows:


Name                     Date of  Principal Occupation During     Director        Number of         Percent of
                          Birth    Past Five Years and Other       Since           Common             Shares
                                       Directorships (a)                           Shares           Outstanding
                                                                            Beneficially Owned on
                                                                                10/7/97  (b)
----------------------------------------------------------------------------------------------------------------
Werner                   10/6/33  Chairman of the Company           1993         405,500 (1)           1.9%
Heim (c)                          since June 1993, President
                                  since March 1995, and
                                  Secretary from 1994 until
                                  May 1996; president of SEPC
                                  AG, a subsidiary of the
                                  Company, since its inception
                                  in November 1993; from
                                  1991 to 1993, he served as
                                  industrial consultant/business
                                  development for (a)
                                  Clearwater Ltd., a firm
                                  engaged in a biological clean-
                                  up of oil spills, (b) Seiler
                                  SHT, a firm engaged in high
                                  temperature waste
                                  vitrification, (c) Set AG, a
                                  firm specializing in
                                  insulating, security, and high
                                  temperature glass production,
                                  and (d) Odessa, Inc., a firm
                                  engaged in food production
                                  and distribution in Odessa,
                                  Ukraine; from 1988 to 1991
                                  Mr. Heim served as chairman
                                  of Biopore, Ltd., a U.S. based
                                  company then engaged in a
                                  joint venture with the French
                                  government and others with
                                  respect to microfiltration
                                  research and development.


Name                     Date of  Principal Occupation During     Director        Number of         Percent of
                          Birth    Past Five Years and Other       Since           Common             Shares
                                       Directorships (a)                           Shares           Outstanding
                                                                            Beneficially Owned on
                                                                                10/7/97  (b)
----------------------------------------------------------------------------------------------------------------
Niklaus                  7/23/37  Vice President-Systems           1994        300,000 (1)            1.4%
Seiler                            Research Development of the
                                  Company since January 1996;
                                  president and chief executive
                                  officer of Seiler Patent AG
                                  since 1995, a company
                                  engaged in vitrification
                                  systems development and
                                  operations for waste
                                  processing.  Mr. Seiler has
                                  also been associated with (a)
                                  Seiler HT AG, founder (since
                                  1993) director and president
                                  engaged in the manufacture,
                                  fabrication, and engineering
                                  of high temperature
                                  vitrification systems, (b)
                                  N&H Seiler Pumpenbau,
                                  founder (1974-1993),
                                  engaged in the manufacture,
                                  fabrication, and engineering
                                  of pumps, and (c) Seiler
                                  Montageunternehmon,
                                  founder (1969-1974),
                                  engaged in the fabrication
                                  business.  Mr. Seiler is the
                                  holder of the Swiss patent for
                                  the High Temperature
                                  Vitrification System, which is
                                  the basis for the Company's
                                  proprietary system.  Mr. Seiler
                                  owns 52% of the stock of
                                  Seiler HT AG.


Name                     Date of  Principal Occupation During     Director        Number of         Percent of
                          Birth    Past Five Years and Other       Since           Common             Shares
                                       Directorships (a)                           Shares           Outstanding
                                                                            Beneficially Owned on
                                                                                10/7/97  (b)
----------------------------------------------------------------------------------------------------------------
Alan B.                  2/20/48  Vice President-North              1995         300,000 (1)          1.4%
Sarko                             American Operations of the
                                  Company since March 1995;
                                  Secretary, Treasurer, and
                                  Chief Financial Officer since
                                  May 1996; from February
                                  1994 until March 1995, Mr.
                                  Sarko was employed by the
                                  Company as director of
                                  marketing and environmental
                                  affairs.  Prior thereto from June
                                  1984 to February 1994 Mr.
                                  Sarko served as director of
                                  marketing and environmental
                                  compliance for Inorganic
                                  Recycling Corporation.



Name                     Date of  Principal Occupation During     Director        Number of         Percent of
                          Birth    Past Five Years and Other       Since           Common             Shares
                                       Directorships (a)                           Shares           Outstanding
                                                                            Beneficially Owned on
                                                                                10/7/97  (b)
----------------------------------------------------------------------------------------------------------------
Dr. Gerold               1/12/45  Vice President-European             -          200,000 (1)           .9%
Weser                             Operations of the Company
                                  since January 1996; elected to
                                  Board of Directors
                                  May 20, 1997; president of
                                  STSB GmbH.  From 1993 until
                                  joining Seiler, Dr. Weser was
                                  Chief Executive Officer and
                                  Administrator of Dr. Weser &
                                  partner, an environmental
                                  consulting company; from
                                  1990 until 1993, Dr. Weser
                                  served as Managing
                                  Director of Centralsug,
                                  Hamburg/Stockholm, Sweden,
                                  an environmental treatment
                                  and service company.
                                  From 1978 to 1990, Dr. Weser
                                  worked for various
                                  environmental management,
                                  processing, handling and
                                  recycling companies.  Dr. Weser
                                  owns 10% of the stock of Seiler TSB.


(a) The business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.

(b) The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors, and officers.


(c) PTI Management AG, of which Mr. Heim is a "control" person, owns 1,450,000 shares or approximately 6.8 % of the Company's outstanding common stock. Mr. Heim disclaims beneficial ownership of any such shares.


(1) Except for 105,500 shares owned by Mr. Heim, represents shares under option from the Company's stock option plan which are exercisable within sixty days.



  All directors and executive officers as a group beneficially owned 1,205,500 shares (except for shares owned by Mr. Heim, all in the form of stock options) as of October 7, 1997, which represented 5.7 % of total shares outstanding, including options exercisable within sixty days.

            Section 16(a) Beneficial Ownership Reporting Compliance



  Directors, executive officers, and any beneficial owner of more than 10% of a company's stock must, under Section 16(a) of the Securities Exchange Act of 1934, file certain periodic reports of changes in beneficial ownership of Company securities. The Company endeavors to assist directors and executive officers in filing the required reports. To the Company's knowledge, all filing requirements under the Securities Exchange Act during the fiscal year ended March 31, 1997 were satisfied.



                   Board Meetings and Committees of the Board



  During the fiscal year that ended March 31, 1997, there were four meetings of the Board of Directors. Each incumbent director attended at least 75% of the meetings of the Board. The Company has no standing audit, nominating, and compensation committees. The Board of Directors performs all of the functions that might otherwise be performed by such committees.



                     Compensation of Directors and Officers


Board of Directors Fees


     For the fiscal year ended March 31, 1997, members of the Board of Directors did not receive any fees for attending meetings of the Board of Directors. The Company's policy is to reimburse Board members for their expenses incurred to attend Board meetings. Officers of the Company, who are also Directors, do not receive any fees.


Executive Compensation


     The following table sets forth information concerning the chief executive officer of the Company and the Company's executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended March 31, 1997.

                          SUMMARY COMPENSATION TABLE


                                  Annual Compensation
                                                                                     Long Term
                                                                                    Compensation Awards
                                                                                    -------------------
                                                                                        Securities
Name and                                                            Other Annual        Underlying         All Other
Principal Position                         Year (1)     Salary     Compensation (6)     Options (#)     Compensation (7)
-----------------------------------------------------------------------------------------------------------------------
Werner Heim, Chairman, CEO,                   1997     $150,000           -               -                  -
 President (2)                                1996      150,000           -                300,000           -
                                              1995      121,002           -               -                  -

Alan B. Sarko, Vice President,                1997      150,000           -               -                    7,500
 Secretary (3)                                1996      105,000           -                200,000             5,250

Niklaus Seiler, Vice President (4)            1997      150,000           -               -                  -

Gerold Weser, Vice President (5)              1997      150,000           -               -                  -


-------------------------------

(1) For the fiscal year ended March 31 of the year listed below.
(2) Became an executive officer in August 1994.
(3) Became an executive officer in March 1995.
(4) Became an executive officer in January 1996.
(5) Became an executive officer in June 1996.
(6) Individual amounts are not material.
(7) Pension benefits.


Option Grants Information


     There were no option grants made during the fiscal year ended March 31, 1997, to any executive officer named in the Summary Compensation Table above.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values


     The following table presents information concerning the exercise of stock options during the fiscal year ended March 31, 1997 by each executive officer named in the Summary Compensation Table above, and the value at March 31, 1997, of unexercised options. Value of unexercised, in-the-money options at fiscal year-end is the difference between their exercise prices and the fair market value of the underlying stock on March 31, 1997, which was $3.15625 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been realized at the date of this proxy statement and may never be realized. The underlying options have not been exercised at the date of this proxy statement and may never be exercised; and actual gains, if any, on exercise will depend on the value of Seiler Common Stock on the date of exercise. There can be no assurance that these values will be realized.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   Number of Securities   Value of Unexercised
                                                  Underlying Unexercised  In-the-Money Options
                                                     Options at FY-End       at FY-End (2)
                                                 ---------------------------------------------
                  Shares Acquired                          Exercisable/       Exercisable/
Name                on Exercise   Value Realized (1)       Unexercisable      Unexercisable
----------------------------------------------------------------------------------------------

Werner Heim                 -                  -        $300,000/-0-       $316,875/-0-
Alan B. Sarko               -                  -         300,000/-0-        398,875/-0-
Gerold Weser                -                  -         200,000/-0-        211,250/-0-
Niklaus Seiler              -                  -         300,000/-0-        361,875/-0-

---------------

(1) Represents the difference between the fair market value of the securities underlying the options and the exercise price of the options on the date of exercise.

(2) Represents the difference between the fair market value of the securities underlying the options and the exercise price of the options at March 31, 1997. The average of the high and low trading prices on March 31, 1997 was $3.15625.



Retirement Plan


     On January 1, 1994 the Company adopted a Simplified Employee Pension Plan ("SEP") for the benefit of eligible employees. The SEP enables the employees to contribute up to a maximum of 10% of base salary through salary reduction and requires the Company to make a contribution equal to 5% of the employee's base salary. See the Summary Compensation Table above for amounts contributed by the Company to officers of the Company under the SEP.

Employment Contracts, Termination of Employment, and Change in Control
Agreements


     On June 29, 1996 the Company entered into five-year employment agreements with Messrs. Heim, Sarko, Seiler, and Weser. The agreements are effective as of January 1, 1996 and terminate on January 1, 2001. Each of the officers will be compensated at a base salary of $150,000 per year. The agreements provide for the base salary to be increased on an annual basis equal to the greater of 5% or the annual inflation percentage of the consumer price index. Each agreement includes a bonus feature whereby each respective executive officer will receive a cash bonus based upon the Company's annual operating profit, as defined, ranging from 1% if such operating profit is between $3 million and $5 million to
 .25% if the operating profit is more than $50 million. The agreements also provide change-in-control, confidentiality, and covenant-not-to-compete provisions.



     The change-in-control provisions with each of the Company's executive officers provide in general that, in the event that the Company is acquired by another company or any of certain other changes in control of the Company should occur and results in the executive officer's employment with the Company being terminated without cause or his salary being reduced or his duties or responsibilities being changed (except by promotion), he will be entitled to receive severance pay equal to three times a base amount. An executive's "base amount" for these purposes is his annual compensation includible in his gross income for federal income tax purposes, as of the date of termination or as of the date immediately preceding the change in control, whichever is higher and will include his base salary, non-deferred amounts under annual incentive benefits, long-term performance benefits, profit sharing plan benefits, retirement plan benefits, stock option plan benefits, the value of all perquisites, and the value of distributions for all previously deferred amounts for such executive under any benefit plan during the term of the agreement.



Compensation Committee Interlocks and Insider Participation



     The Company has no compensation committee; rather the Company's Board of Directors performs the functions that would otherwise be performed by a compensation committee. Mr. Heim, chairman of the board and president of the Company, Mr. Sarko, vice president, secretary, treasurer and chief financial officer of the Company, and Mr. Seiler, vice president of the Company, serve on the Company's Board of Directors. Dr. Weser, Vice President, will serve on the compensation committee when his nomination to the Board of Directors is ratified. As members of the Company's Board of Directors and in view of the fact that the Company does not have a compensation committee, Messrs. Heim, Sarko, and Seiler currently participate and Dr. Weser, in the future, will participate in deliberations concerning executive officer compensation.



     PTI Management AG, a principal stockholder of the Company and a firm in which Mr. Heim is a control person, has from time to time loaned the Company sums of money on an interest-free basis. The principal sum due and outstanding, as of March 31, 1997 was $89,085. These monies are due and payable December 31, 1997. Mr. Heim has loaned the Company, as of March 31, 1997 the sum of $824,542 on an interest-free basis with the understanding that such amounts are to be repaid on a mutually agreeable future date. The Company has paid during the year ended March 31, 1997 to its sole supplier, Seiler HT AG, a total of $2,340,314 toward the purchase of its initial High Temperature Vitrification System. Seiler HT on behalf of the Company constructs System plants, tests the System, and performs research and development services on an ongoing basis. Mr. Seiler is the founder and a director of Seiler HT AG.

Compensation Committee Report on Executive Compensation



     Since the Company does not have a compensation committee, the Board of Directors performs all functions regarding the determination, establishment, and administration of the Company's compensation and benefits policies. In this regard the Board establishes the nature and extent of executive compensation, including the terms and conditions of employment agreements with executives and the Company's executive bonus program, awards stock options, and determines the terms of the CEO's and other executive officers' employment. The Company's executive compensation program is designed to motivate, reward, and retain the management talent needed to achieve its business objectives. Recognizing that the Company is in the early stages of its operations, with such limitations as its business operations have therefore imposed, the Board has focused more on offering a greater degree of incentive compensation to the officers for their accomplishment of Company objectives. The Board has designed a total compensation package that includes a base salary, an annual incentive plan, and competitive base salaries that recognize a philosophy of promoting executive stability and career continuity. Compensation decisions for all executives, including the chief executive officer and the other named executives, are based on the same criteria.



     The Company's executive compensation program is comprised of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants. Management of the Company believes that variable compensation should be based both on short-term and long-term measurements and be directly and visibly tied to Company performance, thereby introducing substantial risk and reward elements with respect to the particular executive in the payout level of the incentive plan. It is expected that total compensation will vary annually, based on Company and individual performance.



     Base Salary.  A competitive base salary is vital to support the philosophy
     ------------
of management development and career orientation of executives and is consistent with the long-term nature of the Company's business. In recognizing the early development of the Company's operations and its modest financial resources, the Company has based its compensation criteria for its chief executive officer on the Company's subjective evaluation of the CEO's performance. In this regard, the Company paid Mr. Heim, its chief executive officer, the amounts it believed it could afford during fiscal years ended March 31, 1994 and 1995 while at the same time taking into account the level of compensation expressed by Mr. Heim in his discussions with the Company. The Company raised Mr. Heim's salary for each of the fiscal years ended March 31, 1995 and 1996 in recognition of his efforts in establishing the Company's operations in the U.S. and in enhancing the Company's operations in Europe, and noted especially his start-up efforts regarding the operations in Germany. On June 29, 1996 the Company entered into five-year employment agreements with Messrs. Heim, Sarko, Seiler, and Weser.
The base salaries established in the employment agreements were determined as a result of Board consideration of the various employment and business objectives referred to above and in direct negotiations between the Company and the respective executive. The salaries of each executive, including that of the chief executive officer, were determined based upon the competitive salary framework referred to above while taking into account the Company's financial condition and capital resources and Management's desire to place more emphasis at the present time upon offering greater performance incentives. The salaries of the chief executive officer and the other executive officers were based upon the Board's judgment concerning the Company's financial resources and the chief executive officer's and the other executive officers' individual contributions to the Company's business, Board expectation of each officer's successful achievement of Company goals, their respective levels of responsibility, and career experience. Although none of these factors has a specific weight, primary consideration was given to the Company's finances and the respective officer's, including the chief executive officer's, individual contributions to the Company's business. No particular formulas or measures were used.

     Bonus Incentive Program.  A major feature of the respective employment
     -----------------------
agreements of the Company's executive officers is the bonus incentive program. Short-term awards to executives are granted in cash as bonuses. The bonus provisions in the executives' employment agreements have established objective business performance criteria, that being the Company's annual operating profit, as defined in the agreements. In establishing these criteria, the Board considered the present condition and future prospects of the Company's business and its operational objectives and goals. The specific bonus opportunity is dependent upon the Company's achievement of its operational goals, which will reflect the individual performance of each executive officer and the accomplishment of each such officer's individual goals and responsibilities. Assessment of an individual's relative performance is made annually. Upon the accomplishment of such goals, the named officer would be entitled to receive cash payments. This bonus feature was negotiated by the parties and the Board as a part of their respective plenary compensation packages.



     Stock Option Plan.  The Board believes that stock ownership by the
     -----------------
Company's executive officers will develop a commonality of interest between the executive officers and the Company's stockholders. Stock options have been the primary long-term incentive vehicle granted to the Company's executive officers. The Board believes that a significant portion of the Company's executive officers' compensation should be dependent upon value created for the stockholders. Options are an excellent method to accomplish this by tying the executives' interests directly to the stockholders' interests. The number of options that the Board grants is based upon individual performance and level of responsibility.



     In order to provide long-term incentives to key employees, including executive officers, to encourage stock ownership by key officers, and to retain and motivate key officers to further stockholder returns, the Company has adopted a stock option program. Management believes that stock options, which provide value to participants only when the Company's stockholders benefit from stock price appreciation, are an important part of the Company's executive compensation program. The number of options held by an officer at any particular time is not a factor in determining individual grants. With respect to the options granted to Mr. Heim and the other executive officers, the Board chose to award a substantially large number of options that would afford the executive officers a strong long-term incentive to advance the interests and profitability of the Company, thereby creating additional stockholder value resulting from the appreciation of the Company's stock, and to become significant owners of the Company. Options are granted at no less than 85% of the fair market value of the Company's stock at the time of grant. Management believes that the market price of the Company's stock will reflect the Company's operational performance. Since an option gives the officer only the right to purchase the option shares at a fixed price over a future period, the compensation value is derived by the incentive to increase stockholder value in the future, hence the motivation to improve the Company's performance. The Board's long-term incentive awards reflect the Board's judgment of the respective executive's overall contribution as an officer. In making this determination, the Board considered the complex and long-term nature of the Company's business. Narrow quantitative measures are not viewed as sufficiently comprehensive for this purpose.

Werner Heim
Alan Sarko
Niklaus Seiler
Gerold Weser
Members of the Board of Directors



Performance Graph



     The following graph compares the cumulative total shareholder return (i.e., market price change of the stock and reinvestment of cash dividends, although the Company has never paid a cash dividend) on the Company's common Stock against the cumulative total return of the NASDAQ Stock Market (US Companies) Index and the NASDAQ Stock Market (Non-Financial Companies) Index. The stock performance graphs assume that $100 was invested on December 31, 1993. The Company's stock was registered under the Securities Exchange Act of 1934 on December 8, 1993. The Company received approval on January 31, 1994 for the listing of its Common Stock on the NASDAQ SmallCap Market. Prior thereto, its Common Stock was traded in the over-the-counter market and its stock prices were reflected in the National Quotation Data Service ("pink sheets") and in the Electronic Over-the-Counter Bulletin Board. The graph further assumes the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the relevant fiscal year. In view of the relatively short period of time the Company's stock has been registered under the Securities Exchange Act of 1934, the following graph is plotted on a semiannual basis from December 31, 1993 through June 30, 1997 as marked on the horizontal axis. Each of the referenced indices is calculated in the same manner. Both are market-capitalization-weighted indices, so companies judged by the market to be more important (i.e., more valuable) count for more in both indices. The graph is presented in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. The indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of performance of Seiler Common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SEILER POLLUTION
CONTROL SYSTEMS, INC., THE INDEX FOR NASDAQ NON-FINANCIAL
STOCKS, AND THE NASDAQ STOCK MARKET (US COMPANIES) INDEX.



                             [GRAPH APPEARS HERE]


Company/Index  12/31/93 6/30/94 12/31/94 6/30/95 12/31/95 6/30/96 12/31/96 6/30/97
Seiler           100.00   42.26    56.00   57.04    35.83   97.91    52.17   43.48
Nasdaq (U.S.)    100.00   91.32    97.75  121.89   138.24  156.50   170.03  190.32
Nasdaq (Non-Fin) 100.00   87.79    96.16  120.62   134.01  153.16   162.86  180.07


Stock Option Plans


     The Board of Directors has adopted non-statutory stock option plans (the 1993 Non-Statutory Stock Option Plan, the 1994 Non-Statutory Stock Option Plan, the 1995 Non-Statutory Stock Option Plan and the 1996 Non-Statutory Stock Option
Plan) and has reserved 1,000,000, 500,000  1,000,000 and 2,000,000 shares under the plans, respectively, for issuance to key employees, directors, advisors, and consultants. Options are nontransferable and are exercisable during a term of not more than ten years from the date of grant. The options are issuable in such amounts, at such prices and upon such terms and conditions as determined by the Board of Directors, except that the option price of each grant may not be less than 85% percent of the fair market value of such shares on the date of grant. As of the record date, all options under the 1993 plan except 72,000 have been granted. A total of 425,000 options has been granted pursuant to the 1994 plan including 100,000 to Mr. Heim and 100,000 to Mr. Sarko; all of the options have been granted under the 1995 plan, including 300,000 options to Mr. Seiler, and 200,000 options to each of Messrs. Heim, Sarko, and Weser; and total of 690,000 options have been granted pursuant to the 1996 Plan, none to key employees of the Company. See the Summary Compensation Table and the accompanying stock option tables presented above.

Related Party Transactions


     PTI Management AG, a principal stockholder of the Company and a firm in which Mr. Heim, the Company's Chairman of the Board of Directors and President, is a control person, has from time loaned the Company sums of money on an interest-free basis. The principal sum due and outstanding, as of March 31, 1997 was $89,085. These monies are due and payable December 31, 1997.



     Additionally, Mr. Heim has individually loaned funds to the Company; as of March 31, 1997 the sum of $824,542 was outstanding on an interest-free basis with the understanding that the loan is to be repaid to Mr. Heim on a future mutually agreeable date.



     The Company has paid during the year ended March 31, 1997 to its supplier, Seiler HT AG, a total of $10,518,246 toward the purchase of its initial High Temperature Vitrification System. Seiler HT on behalf of the Company constructs System plants, tests the System, and performs research and development services on an ongoing basis. Mr. Niklaus Seiler, a vice president and director of the Company, is the founder, director and president of Seiler HT AG and holds 52% of the stock of that company.


                               PROPOSAL NUMBER 2



                 Proposal to Increase Authorized Common Stock



     The Board of Directors has approved, and recommends that the Company's shareholders adopt, the proposal to amend the Company's Certificate of Incorporation ("Certificate") to increase the number of authorized shares of the Company's Common Stock from 25,000,000 shares to 35,000,000 shares. Article FOURTH of the Certificate as amended is set forth below. The Board of Directors has directed that the amendment to the Certificate be submitted to the shareholders for their consideration at the Meeting.



     It is the Company's intention to finance its operations through, among other things, the issuance from time to time of equity securities and to consider the issuance of additional shares of Company Common Stock for other corporate purposes. These purposes may include stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property, funding of product programs or businesses, or other corporate purposes. Accordingly, the continued availability of shares of Common Stock is necessary to provide the Company with
the flexibility to take advantage of opportunities in such situations.   There
are at present no plans, understandings, agreements, or arrangements concerning the issuance of additional shares of Common Stock. The Company's Board believes that the proposed increase in the number of authorized shares of Company Common Stock will provide flexibility needed to meet the corporate objectives and is in the best interests of the Company and its shareholders.



     The Board does not intend to issue any stock except on terms or for reasons, which the Board deems to be in the best interests of the Company. Authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board may determine. Holders of the then outstanding shares of Company Common Stock may or may not be given the opportunity to vote upon any such issuance, depending upon the nature of any such transaction, applicable law, the rules and policies of applicable stock exchanges, and the judgment of the Company's Board of Directors regarding the submission thereof to the Seiler shareholders. Shareholders generally will have no preemptive rights to subscribe to newly issued shares.

     The Company's Certificate currently authorizes the issuance of up to 25,000,000 shares of Common Stock. As of June 30, 1997, the Company had 21,142,108 shares of Common Stock outstanding. In addition, as of the same date, approximately 1,915,000 shares were reserved for future issuance under the Company's various stock option plans. The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.



     If the proposal is adopted, Article FOURTH of the Company's Certificate, as amended, will be further amended to read as follows:





          FOURTH.   The total number of shares of stock which the Corporation
     shall have authority to issue is Thirty-five Million (35,000,000). The par value of each of said shares is $.0001. All such shares are of one voting class and are shares of common stock without cumulative voting rights and without preemptive rights.




     The Board of Directors unanimously recommends a vote FOR the proposal to
                                                          ---
amend the Company's Certificate to increase the number of shares of Common Stock that Seiler is authorized to issue. Proxies will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of holders of a majority of the outstanding shares of Common Stock is required for approval of this proposal. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposed amendment to the Company's Certificate. If this proposed amendment is approved by the shareholders, it will become effective upon the filing of Articles of Amendment with the Delaware Secretary of State, which will occur as soon as reasonably practicable after approval.



                                 PROPOSAL NUMBER 3



       Proposal to Ratify the Board of Directors Action in Selection of Schneider Downs & Co., Inc. as Independent Auditor for the Company



  The Board of Directors has appointed Schneider Downs & Co., Inc., independent certified public accountants, as auditor of the Company to examine the financial statements for the fiscal year ending March 31, 1998. Schneider Downs & Co., Inc. was retained as the Company's auditor in May 1996 and in that capacity audited the Company's financial statements for the fiscal years ended March 31, 1996 and March 31, 1997. The firm has no relationship with the Company except the existing professional relationship of independent auditor.


     Ratification of the employment of Schneider Downs & Co., Inc. will require the affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and entitled to vote. The Board of Directors recommends a vote FOR Proposal Number 3. In the event the stockholders fail to ratify this employment, it will be considered as a directive to the Board of Directors to select other auditors for the current year.

     Representatives of Schneider Downs & Co., Inc. are expected to be present at the Meeting, will have the opportunity to make a statement if they choose, and will be expected to be available to respond to appropriate questions.



     Bederson & Company LLP, the Company's independent auditors for its fiscal years ended March 31, 1995 and 1994, resigned as the Company's auditors on May 10, 1996. The report of Bederson & Company LLP on the Company's financial statements for the fiscal years ended March 31, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal years ended March 31, 1996 and 1995 and the interim period preceding the resignation of Bederson & Company LLP, there were no disagreements between the Company and Bederson & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.



Stockholder Proposals



     The Company anticipates that the 1998 Annual Meeting will be held on September 24, 1998, and that the proxy materials for the 1998 Annual Meeting will be mailed on or about August 20, 1998. If any security holder wishes a proposal to be considered for inclusion in the 1998 Proxy Statement, this material must be received by the Chief Executive Officer no later than May 21, 1998.



Other Matters



     Management does not know of any other matters, which may come before the Meeting. However, if any matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with the recommendations of the Board of Directors. It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person are urged to mark, date, sign and return the enclosed proxy in the accompanying postage paid envelope.



                              By Order of the Board of Directors



                              /s/ Werner Heim
                              Werner Heim
                              Chairman of the Board of Directors
                               And President



Dated:   October 10, 1997

                     SEILER POLLUTION CONTROL SYSTEMS, INC.
                         Proxy for 1997 Annual Meeting



               This Proxy is Solicited by the Board of Directors



KNOW ALL MEN BY THESE PRESENTS that I (we), the undersigned Stockholder(s) of Seiler Pollution Control Systems, Inc. (the "Company"), do hereby nominate, constitute and appoint Werner Heim and Alan B. Sarko or either of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Company, standing in my name on its books on the record date, October 7, 1997, at the Annual Meeting of its Stockholders to be held at the Columbus Marriott North located at 6500 doubletree Avenue, Columbus, Ohio, on November 12, 1997, at 10:00 a.m., local time, or at any postponement or adjournments thereof, with all the powers the undersigned would possess if personally present.


This Proxy, when properly executed, will be voted as directed below. In the absence of any direction, the shares represented hereby will be voted for the election of the nominees listed, for increasing the number of authorized shares of Common Stock and for ratification of the appointment of the auditors.

[X] Please mark your votes as in this example.

1. Election of Directors. Election of the four nominees, Werner Heim, Niklaus Seiler, Alan B. Sarko and Gerold Weser.


                     For All       Withhold From
                    Nominees        All Nominees
                      [ ]              [ ]

The Board of Directors recommends a vote FOR the Nominees. If you do not wish your shares voted FOR a particular nominee, draw a line through that person's name above.

2. Approval of amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 35,000,000 shares.


                    For          Against       Abstain
                    [ ]            [ ]           [ ]


The Board of Directors recommends a vote FOR approval.

3. Approval of the appointment of Schneider Downs & Co., Inc. as independent auditor of the Company for the fiscal year ending March 31, 1998.


                    For          Against       Abstain
                    [ ]            [ ]           [ ]



The Board of Directors recommends a vote FOR approval.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.


SIGNATURE(S)                              DATE
                                              --------------------------------


             ----------------------------

NOTE: Please sign exactly as the name(s) appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.